UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2011

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas		66612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on July 31, 2011, William B. Moore retired from our Board of Directors and as our Chief Executive Officer.

On August 1, 2011, Mark A. Ruelle assumed the position of Chief Executive Officer in addition to his existing positions as our President and member of our Board of Directors.

On July 27, 2011, our Board of Directors appointed Anthony D. Somma as our Senior Vice President and Chief Financial Officer, effective August 1, 2011, and approved an annual base salary of $255,000 for Mr. Somma. Mr. Somma, age 48, has served since August 2006 as our Treasurer and since August, 2009 as our Vice President, Treasurer. He has also served since December 2008 as Assistant Treasurer of our wholly-owned subsidiary, Kansas Gas and Electric Company.

Additionally, on August 1, 2011, Mr. Ruelle received an award of 23,630 time-based restricted share units and associated dividend equivalents. These restricted share units will vest in one-third increments on each of the first, second and third anniversaries of the grant date. Mr. Ruelle also received an award of 11,815 performance-based restricted share units and associated dividend equivalents. These restricted share units vest on January 1, 2014, with the target number adjusted downward or upward based on our total shareholder return in comparison to the total shareholder return of a peer group during a performance period from August 1, 2011 through December 31, 2013. Mr. Ruelle will not receive any portion of the target award if, during the performance period, our total shareholder return is less than 25% of the total shareholder return for the peer group, and he will receive between 25% and 200% of the target award if our total shareholder return is at least 25% and up to 90% or more of the total shareholder return for the peer group. On August 1, 2011, Mr. Somma received an award of 5,439 time-based restricted share units and associated dividend equivalents. One-quarter of the restricted share units will vest on each of the first and second anniversaries of the grant date, with the remainder vesting on the third anniversary of the grant date. Vesting of the restricted share units described above is subject to the officer’s employment with us continuing uninterrupted through the vesting date, except that a prorated portion of the award will vest if the officer’s employment terminates on account of death, disability or retirement. The foregoing is qualified in its entirety by reference to the forms of restricted share unit award documents and the form of amended and restated change in control agreement filed as Exhibit 10(aq), 10(ar), 10(as), 10(at) and 10(au), respectively, to our Annual Report on Form 10-K filed on February 25, 2010.

Item 7.01. Regulation FD Disclosure.

A copy of our July 29, 2011 press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated July 29, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westar Energy, Inc.

Date: August 2, 2011	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press Release dated July 29, 2011